UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 16, 2016

CHESAPEAKE ENERGY CORPORATION
(Exact name of Registrant as specified in its Charter)
Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
6100 North Western Avenue, Oklahoma City, Oklahoma		73118
(Address of principal executive offices)		(Zip Code)
(405) 848-8000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On June 16, 2016, the Company entered into an Amendment to Employment Agreement (the “Amendment”) with Robert D. Lawler, President and Chief Executive Officer. The Amendment, which was approved by the Board of Directors upon recommendation of the Compensation Committee, extends the term of Mr. Lawler’s existing Employment Agreement, dated as of May 20, 2013 (the “Existing Agreement”), until December 31, 2018. The Amendment is set forth in Exhibit 10.1 to this Current Report on Form 8-K.

The other terms and conditions of the Existing Agreement, including salary, bonus eligibility, termination payments, non-competition and non-solicitation terms, remain in effect and are incorporated by reference to: (i) the disclosure under the caption “Executive Compensation - Employment Agreements” and “- Post-Employment Compensation” in the Company’s definitive proxy statement on Schedule 14A, as filed with the Securities and Exchange Commission on April 8, 2016; and (ii) the Existing Agreement, which was filed with the SEC on May 23, 2013 as Exhibit 10.1 to a Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document Description
10.1	Amendment to Employment Agreement dated as of June 16, 2016 between Robert D. Lawler and Chesapeake Energy Corporation.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ James R. Webb
James R. Webb
Executive Vice President - General Counsel and Corporate Secretary
Date:     June 17, 2016

EXHIBIT INDEX

Exhibit No.	Document Description
10.1	Amendment to Employment Agreement dated as of June 16, 2016 between Robert D. Lawler and Chesapeake Energy Corporation.